Exhibit 99.1

260 Hudson River Road Waterford, NY 12188 momentive.com	NEWS RELEASE

FOR IMMEDIATE RELEASE
Momentive Announces First Quarter 2017 Results
First Quarter Highlights
•Net sales of $544 million and net loss of $30 million
•Segment EBITDA of $69 million, an increase of 68% year-over-year
•Recently completed the strategic acquisition of Sea Lion Technology, Inc. and opened a new research and development center in Charlotte, N.C.
•Remain on track to complete NXT* capacity expansion

WATERFORD, N.Y. (May 10, 2017) - MPM Holdings Inc. (“Momentive” or the “Company”) (OTCQX: MPMQ) today announced results for the first quarter ended March 31, 2017.

“We are pleased to report strong first quarter 2017 EBITDA improvement reflecting our improved product mix, strategic growth investments and our diversified specialty portfolio,” said Jack Boss, Chief Executive Officer and President. “Our multi-year transformation initiatives drove year-over-year specialty volume gains of 9% in the first quarter 2017.”

Mr. Boss added: “Our acquisition of the operating assets of Sea Lion Technology and our NXT* capacity expansion underway at Leverkusen, Germany reinforces our strategy to expand our NXT silane availability to serve our global automotive customers. In addition, we recently opened a new research and development center dedicated to developing next generation silane technology, which demonstrates our ongoing commitment to global new product development and follows recent investments throughout our R&D network. As we mentioned in the fourth quarter of 2016, we ceased siloxane production at our Leverkusen facility and have commenced sourcing related intermediates under long-term third-party contracts and from other Momentive global sites. We expect this initiative will provide approximately $10 million of run-rate savings. Going forward, we remain focused on investing in growth, transforming our manufacturing footprint and leveraging cost savings from our global restructuring programs.”

First Quarter 2017 Results

Net Sales. Net sales for the three months ended March 31, 2017 were $544 million, an increase of 1% compared with $536 million in the prior-year period. The increase in net sales reflected improved product mix in specialty silicone products and higher quartz business sales partially offset by lower volumes of siloxane derivative products.

Segment EBITDA. Segment EBITDA for the three months ended March 31, 2017 was $69 million, an increase of 68% compared with $41 million in the prior year period. The increase in Segment EBITDA was driven primarily by improved demand in automotive, consumer products and electronics markets, production efficiencies, and raw material deflation in the silicones segment. In addition, the quartz business segment improved by $6 million due to cost controls and substantially improved manufacturing efficiencies as the Company experienced certain production disruptions in the prior year period that did not reoccur.

Segment Results
Following are net sales and Segment EBITDA by reportable segment for the first quarter ended March 31, 2017 and 2016. See “Non-U.S. GAAP Measures” and Schedule 4 to this release for further information regarding Segment EBITDA for a reconciliation of net (loss) income to Segment EBITDA.

Net Sales (1):
(in millions)

	Three Months Ended March 31,
	2017	2016
Silicones	$495	$500
Quartz	49	36
Total	$544	$536
(1) Intersegment sales are not significant and, as such, are eliminated within the selling segment.

Segment EBITDA:
(in millions)

	Three Months Ended March 31,
	2017	2016
Silicones	$71	$50
Quartz	7	1
Corporate	(9)	(10)
Total	$69	$41

Global Restructuring Program and Siloxane Production Transformation
As previously announced, Momentive‘s global restructuring programs and siloxane production transformation are expected to generate approximately $45 million in annual savings. During the first quarter, Momentive identified approximately $3 million of incremental savings under this program, which increased its size to $48 million. Cumulatively through March 31, 2017, Momentive achieved $33 million of savings under this program.

Liquidity and Balance Sheet
At March 31, 2017, Momentive had net debt, which is total debt less cash and cash equivalents, of approximately $1.0 billion. In addition, at March 31, 2017, Momentive had approximately $378 million in liquidity, including $163 million of unrestricted cash and cash equivalents, and $215 million of availability under its senior secured asset-based revolving loan facility. Momentive expects to have adequate liquidity to fund its operations for the foreseeable future from cash on its balance sheet, cash flows provided by operating activities and amounts available for borrowings under the ABL Facility.

Earnings Call

Momentive will host a teleconference to discuss first quarter ended March 31, 2017 results on Wednesday, May 10, 2017, at 10 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (844) 309-6571
International Participants: + 1 (484) 747-6920
Participant Passcode: 6051602

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.momentive.com. A replay of the call will be available for three weeks beginning at 2 p.m. Eastern Time on May 10, 2017. The playback can be accessed by dialing (855) 859-2056 (U.S.) and +1 (404) 537-3406 (International). The passcode is 6051602. A replay also will be available through the Investor Relations Section of the Company’s website.

Non-U.S. GAAP Measures
Segment EBITDA is defined as EBITDA (earnings before interest, income taxes, depreciation and amortization) adjusted for certain non-cash and certain other income and expenses. Segment EBITDA is an important measure used by the Company's senior management and board of directors to evaluate operating results and allocate capital resources among segments. Segment EBITDA should not be considered a substitute for net (loss) income or other results reported in accordance with accounting principles generally accepted in the United States (“GAAP”). Segment EBITDA may not be comparable to similarly titled measures reported by other companies. See Schedule 4 to this release for a reconciliation of Segment EBITDA to net (loss) income.

Adjusted EBITDA is defined as EBITDA adjusted for certain non-cash and certain non-recurring items and other adjustments calculated on a pro-forma basis, including the expected future cost savings from business optimization or other programs and the expected future impact of acquisitions, in each case as determined under the governing debt instrument. As the Company is highly leveraged, the Company believes that including the supplemental adjustments that are made to calculate Adjusted EBITDA provides additional information to investors about the Company’s ability to comply with its financial covenants and to obtain additional debt in the future. Adjusted EBITDA is not a defined term under GAAP. Adjusted EBITDA is not a measure of financial condition, liquidity or profitability, and should not be considered as an alternative to net (loss) income determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not take into account certain items such as interest and principal payments on the Company’s indebtedness, depreciation and amortization expense (because the Company uses capital assets, depreciation and amortization expense is a necessary element of the Company’s costs and ability to generate revenue), working capital needs, tax payments (because the payment of taxes is part of the Company’s operations, it is a necessary element of the Company’s costs and ability to operate), non-recurring expenses and capital expenditures. Fixed Charges under the indentures should not be considered as an alternative to interest expense. See Schedule 5 to this release for a reconciliation of net (loss) income to Adjusted EBITDA and the calculation of the Adjusted EBITDA to Fixed Charges ratio.

Forward-Looking and Cautionary Statements
Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements related to our transformation and restructuring activities, growth and productivity initiatives, anticipated cost savings, growth, and market recovery, the impact of work stoppage and other incidents on our operations and competitiveness. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “may,” “will,” “could,” “should,” “seek” or “intend” and similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a weakening of global economic and financial conditions, interruptions in the supply of or increased cost of raw materials, the impact of work stoppage and other incidents on our operations, changes in governmental regulations or interpretations thereof and related compliance and litigation costs, adverse rulings in litigation, difficulties with the realization of cost savings in connection with our global restructuring, transformation and strategic initiatives, including transactions with our affiliate, Hexion Inc., pricing actions by our competitors that could affect our operating margins, our ability to obtain additional financing, and the other factors listed in the Risk Factors section of our SEC filings. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. The forward-looking statements made by us speak only as of the date on which they are made. Factors or events that could cause our actual results to differ may emerge from time to time. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About Momentive

Momentive is a global leader in silicones and advanced materials, with a 75 plus year heritage of being first to market with performance applications that support and improve everyday life. Momentive delivers science-based solutions for major industries, by linking its custom technology platforms to allow the creation of unique solutions for customers. Additional information is available at www.momentive.com.

Contact
Media and Investors:
John Kompa
614-225-2223
john.kompa@momentive.com

*NXT is a trademark of Momentive Performance Materials Inc.

(See Attached Financial Statements)

MPM HOLDINGS INC.
SCHEDULE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended March 31,
(In millions, except share data)	2017	2016
Net sales	$544	$536
Cost of sales	446	446
Gross profit	98	90
Costs and expenses:
Selling, general and administrative expense	84	81
Research and development expense	15	16
Restructuring and other costs	5	5
Other operating expense, net	3	6
Operating loss	(9)	(18)
Interest expense, net	19	19
Gain on extinguishment of debt	—	(9)
Other non-operating expense (income), net	1	(3)
Reorganization items, net	—	1
Loss before income taxes and earnings from unconsolidated entities	(29)	(26)
Income tax expense (benefit)	1	(8)
Loss before earnings from unconsolidated entities	(30)	(18)
Earnings from unconsolidated entities, net of taxes	—	—
Net loss	$(30)	$(18)

MPM HOLDINGS INC.
SCHEDULE 2: CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except share data)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents (including restricted cash of $4)	$167	$228
Accounts receivable (net of allowance for doubtful accounts of $4)	316	280
Inventories:
Raw materials	127	119
Finished and in-process goods	268	271
Other current assets	46	50
Total current assets	924	948
Investment in unconsolidated entities	20	20
Deferred income taxes	9	9
Other long-term assets	22	20
Property, plant and equipment:
Land	77	74
Buildings	313	307
Machinery and equipment	1,003	959
	1,393	1,340
Less accumulated depreciation	(295)	(265)
	1,098	1,075
Goodwill	214	211
Other intangible assets, net	320	323
Total assets	$2,607	$2,606
Liabilities and Equity
Current liabilities:
Accounts payable	$233	$238
Debt payable within one year	36	36
Interest payable	25	11
Income taxes payable	4	8
Accrued payroll and incentive compensation	74	61
Other current liabilities	109	123
Total current liabilities	481	477
Long-term liabilities:
Long-term debt	1,173	1,167
Pension and postretirement benefit liabilities	332	341
Deferred income taxes	70	66
Other long-term liabilities	65	73
Total liabilities	2,121	2,124
Commitments and contingencies
Equity
Common stock - $0.01 par value; 70,000,000 shares authorized; 48,121,634 and 48,058,114 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	865	864
Accumulated other comprehensive loss	(43)	(76)
Accumulated deficit	(336)	(306)
Total equity	486	482
Total liabilities and equity	$2,607	$2,606

MPM HOLDINGS INC.
SCHEDULE 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
(In millions)	2017	2016
Cash flows (used in) provided by operating activities
Net loss	$(30)	$(18)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38	42
Unrealized actuarial losses from pensions and other post retirement liabilities	1	5
Deferred income tax benefit	(5)	(12)
Unrealized foreign currency gains	—	(2)
Amortization of debt discount	6	6
Gain on the extinguishment of debt	—	(9)
Other non-cash adjustments	4	5
Net change in assets and liabilities:
Accounts receivable	(32)	(11)
Inventories	—	(14)
Accounts payable	(1)	(8)
Income taxes payable	(3)	—
Other assets, current and non-current	2	3
Other liabilities, current and non-current	3	23
Net cash (used in) provided by operating activities	(17)	10
Cash flows used in investing activities
Capital expenditures	(36)	(25)
Capitalized interest	(1)	—
Purchase of a business	(9)	—
Net cash used in investing activities	(46)	(25)
Cash flows used in financing activities
Net short-term debt borrowings	—	(2)
Repayments of long-term debt	—	(16)
Net cash used in financing activities	—	(18)
Decrease in cash and cash equivalents	(63)	(33)
Effect of exchange rate changes on cash and cash equivalents	2	3
Cash and cash equivalents (unrestricted), beginning of period	224	217
Cash and cash equivalents (unrestricted), end of period	$163	$187
Supplemental disclosures of cash flow information
Cash paid for:
Interest	$1	$1
Income taxes, net of refunds	9	3
Non-cash investing activity:
Capital expenditures included in accounts payable	$18	$16

MPM HOLDINGS INC.
SCHEDULE 4: RECONCILIATION OF NET LOSS TO SEGMENT EBITDA (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net loss	$(30)	$(18)
Interest expense, net	19	19
Income tax expense	1	(8)
Depreciation and amortization	38	42
Gain on extinguishment and exchange of debt	—	(9)

Items not included in Segment EBITDA:
Non-cash charges and other income and expense	$6	$4
Unrealized losses on pension and postretirement benefits	1	5
Restructuring and other costs	34	5
Reorganization items, net	—	1
Segment EBITDA	$69	$41

Segment EBITDA:
Silicones	$71	$50
Quartz	7	1
Corporate	(9)	(10)
Total	$69	$41

MOMENTIVE PERFORMANCE MATERIALS INC.
SCHEDULE 5: RECONCILIATION OF LAST TWELVE MONTHS NET LOSS TO ADJUSTED EBITDA (Unaudited)

March 31, 2017
LTM Period
Net loss	$(172)
Interest expense, net	78
Income tax expense	27
Depreciation and amortization	181
EBITDA	114
Adjustments to EBITDA
Restructuring and other costs(a)	100
Reorganization items, net(b)	1
Unrealized gains losses on pension and postretirement benefits (c)	29
Pro forma cost savings (d)	15
Acquisitions (e)	3
Non-cash charges (f)	25
Exclusion of Unrestricted Subsidiary results(g)	(34)
Adjusted EBITDA	$253
Pro forma fixed charges(h)	$54
Ratio of Adjusted EBITDA to Fixed Charges(i)	4.69

(a)	Primarily includes expenses related to our global restructuring program, siloxane production transformation, union strike and certain other non-operating income and expenses.

(b)	Represents professional fees related to our reorganization.

(c)	Represents non-cash actuarial losses resulting from pension and postretirement liability curtailment and re-measurements.

(d)	Represents estimated cost savings, on a pro forma basis, from initiatives implemented or being implemented by management.

(e)	Reflects pro forma unrealized EBITDA related to Momentive’s acquisition of the operating assets of Sea Lion Technology, Inc. as if the business was acquired at the beginning of the LTM period.

(f)	Non-cash charges primarily include the effects of foreign exchange gains and losses and impacts of asset impairments and disposals, and stock-based compensation expense.

(g)	Reflects the exclusion of the EBITDA of our subsidiaries that are designated as Unrestricted Subsidiaries under the ABL Facility and the indentures that govern our notes.

(h)	Reflects pro forma interest expense based on outstanding indebtedness and interest rates at March 31, 2017.

(i)
MPM’s ability to incur additional indebtedness, among other actions, is restricted under the indentures governing our notes, unless MPM has an Adjusted EBITDA to Fixed Charges ratio of 2.0 to 1.0. As of March 31, 2017, we were able to satisfy this test and incur additional indebtedness under these indentures.